UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2007

OPEN ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On December 12, 2007, Mr. David P. Saltman, the chairman and chief executive officer of Open Energy Corporation, participated in an interview with the Wall Street Reporter that was made available on the Wall Street Reporter’s website on December 19, 2007.  The statements in that interview concerning projected revenue from the sale of photovoltaic systems were based on our customer projections and do not reflect firm purchase orders.

The discussion in the interview included forward looking statements.  Such statements concerning projected revenues, new product introductions, strategic relationships and similar matters are inherently subject to risk and we can give no assurances that our expectations will prove to be correct. Actual results could differ from those described in the interview because of numerous factors, many of which are beyond our control. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.  For a more complete discussion of the risks affecting our business please refer to our periodic filings with the Securities and Exchange Commission which are available on the Commission’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

OPEN ENERGY CORPORATION
Registrant

December 20, 2007	By:	/s/ JOHN E. HART
John E. Hart
General Counsel